Retirement Income Fund Lifestyle 3 Period ending 2/28/15

1.	Sub Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule
A dated November 20, 2014  Incorporated by reference to Post
Effective Amendment No.  207 to the Registrants Registration
Statement filed on April 6, 2015.